UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2025
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Cadence Design Systems, Inc. (“Cadence”) has been responding to subpoenas received from the Bureau of Industry and Security (“BIS”) of the U.S. Department of Commerce in February 2021 and the U.S. Department of Justice (the “DOJ”) in November 2023. In December 2024, Cadence began discussions with BIS and the DOJ regarding their preliminary findings and a potential resolution. In June 2025, Cadence, BIS and the DOJ started making substantial progress toward reaching a resolution. On July 27, 2025, Cadence reached a settlement with each of BIS and the DOJ that resolve these matters.
The settlements relate to export law violations that took place between 2015 and 2021 primarily involving sales initiated by a Cadence subsidiary of products and services valued at $45.3 million in total over that period to a customer in China, as well as the subsequent transfer of technology involved in those sales to a third party in China, without the requisite authorization from BIS.
Cadence is pleased to have reached these settlements and believes they are in the best interests of Cadence, its customers and its stockholders. Cadence has agreed to the terms of the settlement agreements at the parent corporate level to accept responsibility for the past conduct and to address the laws of both the United States and the People’s Republic of China. Since the conduct occurred, Cadence has further invested in and significantly enhanced its export compliance programs across its business, including implementing policies and procedures designed to proactively address evolving trade restrictions, and will continue to do so.
As part of the settlements, Cadence has entered into a plea agreement with the DOJ pursuant to which Cadence has agreed to plead guilty to one count of conspiracy to commit export controls violations. The plea agreement has a three-year probationary term and includes obligations to implement additional export compliance programs and policies, including ongoing reporting and certification requirements and risk assessments, as well as obligations to cooperate in any ongoing or future investigations. The plea agreement is subject to court approval.
In addition, Cadence has entered into an administrative settlement agreement with BIS. Obligations under the administrative settlement agreement include two internal annual audits of Cadence’s export compliance programs. Compliance with the administrative settlement agreement is a condition to Cadence’s continued ability to export products.
Under these agreements, Cadence has also agreed to pay BIS and the DOJ aggregate net penalties and forfeitures of $140.6 million during the fiscal quarter ending September 30, 2025.
The foregoing summary of the settlements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the plea agreement and the administrative settlement agreement, which will be filed as exhibits to Cadence’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding the settlements, pending court approval, further investment in and enhancement of Cadence’s export compliance program, and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) inability to obtain court approval of the plea agreement; (ii) further inquiries or adverse actions by the court, BIS, the DOJ or other U.S. or foreign governmental authorities; (iii) any impact of the settlements on Cadence's operations or business dealings in China, U.S. government contracting business or other customer relationships; (iv) non-compliance with the terms of the plea agreement, administrative settlement agreement or probation; (v) changes in exports controls and other laws and regulations; (vi) continued acquisition and integration of other businesses; and (vii) macroeconomic and geopolitical conditions.
For a detailed discussion of these and other cautionary statements related to the settlements and Cadence’s compliance with export controls, please refer to Cadence’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and its other filings with the SEC, including other future filings.
All forward-looking statements in this Current Report on Form 8-K are based on management’s expectations as of the date hereof and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 28, 2025

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Marc Taxay
Marc Taxay
Senior Vice President, General Counsel and Corporate Secretary